Exhibit 99.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Public Company Accounting
Reform and Investor Protection Act of 2002)

I, David J. Rayner, Chief Financial Officer of Time Warner Telecom Inc. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2002 of the Registrant (the “Report”):

            (1)     The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

            (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David J. Rayner
Name: David J. Rayner Date: August 14, 2002